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                                         CONSENT AND REPORT OF INDEPENDENT
                                            CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement of our report dated June 9, 2000, relating to the consolidated financial statements of Albion Aviation, Inc., and subsidiaries, and to the reference to our Firm
under the caption Experts in the Prospectus.




         TANNER + CO.

Salt Lake City, Utah
September 25, 2000